UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 20, 2006


                            JUPITERMEDIA CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                      000-26393                      06-1542480
--------------              --------------------             ------------------
(State or other               (Commission File                 (IRS Employer
jurisdiction of                   Number)                    Identification No.)
incorporation)


         23 Old Kings Highway South, Darien, CT                  06820
         -----------------------------------------             ---------
         (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code: (203) 662-2800
                                                            --------------


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01.  Other Events

     The Company has been notified that an individual, identifying himself as a stockholder of the Company, filed a derivative action on behalf of the Company on November 13, 2006, in the United States District Court, District of Connecticut, naming the Company as a nominal defendant and also naming as defendants the Company's current officers and directors. Neither the Company, nor to its knowledge any of the other defendants, has yet been served with a complaint regarding this lawsuit. The lawsuit alleges violations of ss. 10(b), Rule 10b-5, ss. 14(a), and ss. 20(a) of the Securities Exchange Act, as well as breaches of fiduciary duties and unjust enrichment, in connection with certain prior stock option grant practices between 1999 and 2001. Plaintiff seeks to recover, on behalf of the Company, unspecified compensatory damages and disgorgement from the individual defendants and rescission of certain stock option grant contracts. The Company's board of directors and management intends to review the allegations and will address the matter and respond in a manner it considers to be in the best interests of shareholders.

     The Company does not intend to comment further on the action described above other than through the filing of responses in accordance with applicable court rules and in the Company's periodic reports filed with the U.S. Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused and authorized the undersigned to sign this Report on its behalf.



                                    JUPITERMEDIA CORPORATION


                                    By: /s/ Christopher S. Cardell
                                        ----------------------------------------
                                        Name:  Christopher S. Cardell
                                        Title: President and Chief Operating
                                               Officer


Date:  November 20, 2006